                                                                     EXHIBIT 3.2

                                    BY-LAWS




                                       OF

                               STOKELY USA, INC.
                           (a Wisconsin corporation)

                                   BY-LAWS
                                      OF
                              STOKELY USA, INC.
                          (a Wisconsin Corporation)


                      Introduction - Variable References


0.01. Date of annual shareholders' meeting: the last Friday in August beginning at 11:00 a.m. central standard time (See Section 2.01)


0.02. Required notice of shareholders' meeting (See Section 2.04): not less than 10 days.

0.03.   Authorized number of Directors (See Section 3.01): 11.

0.04. Required notice of Director's meeting (See Section 3.05): not less than 24 hours.

0.05.   Authorized number of Vice Presidents (See Section 4.01): up to 12.

0.06. Fiscal year of the Corporation shall commence on the first day of April and end on the last day of March.

                                                         TABLE OF CONTENTS

                                                        ARTICLE I.  OFFICES


1.01             Principal and Business Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
1.02             Registered Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

                                                     ARTICLE II.  SHAREHOLDERS

2.01             Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
2.02             Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
2.03             Place of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
2.04             Notice of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
2.05             Closing of Stock Transfer Books or Fixing of Record Date . . . . . . . . . . . . . . .      2
2 06             Voting Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
2.07             Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
2.08             Conduct of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
2.09             Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
2.10             Voting of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
2.11             Voting of Shares by Certain Holders  . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 (a) Other Corporations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 (b) Legal Representatives and Fiduciaries  . . . . . . . . . . . . . . . . . . . . . .      5
                 (c) Pledgees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 (d) Treasury Stock and Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 (e) Minors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 (f) Incompetents and Spendthrifts  . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 (g) Joint Tenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
2.12             Waiver of Notice By Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
2.13             Unanimous Consent Without Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . .      6

                                                 ARTICLE III.  BOARD OF DIRECTORS

3.01             General Powers and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
3.02             Tenure and Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
3.03             Nominations For Election to the Board of Directors . . . . . . . . . . . . . . . . . .      7
3.04             Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
3.05             Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
3.06             Notice; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
3.07             Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
3.08             Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
3.09             Conduct of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
3.10             Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
3.11             Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
3.12             Presumption of Assent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
3.13             Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
3.14             Unanimous Consent Without Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . .     11
3.15             Meetings By Telephone Or By Other Communication Technology . . . . . . . . . . . . . .     11





                                      (i)

                                                       ARTICLE IV.  OFFICERS

4.01             Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
4.02             Election and Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
4.03             Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
4.04             Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
4.05             Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
4.06             Vice Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
4.07             President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
4.08             Executive Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
4.09             The Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
4.10             The Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
4.11             The Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
4.12             Assistant Secretaries and Assistant Treasurers . . . . . . . . . . . . . . . . . . . .      14
4.13             Other Assistants and Acting Officers . . . . . . . . . . . . . . . . . . . . . . . . .      14
4.14             Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

                                          ARTICLE V.  CONFLICT OF INTEREST TRANSACTIONS,
                                              CONTRACTS, LOANS, CHECKS AND DEPOSITS:
                                                      SPECIAL CORPORATE ACTS

5.01             Conflict of Interest Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .      15
5.02             Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
5.03             Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
5.04             Checks, Drafts, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
5.05             Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
5.06             Voting of Securities Owned by this Corporation . . . . . . . . . . . . . . . . . . . .      16

                                      ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01             Certificate for Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
6.02             Facsimile Signatures and Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
6.03             Signature by Former Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
6.04             Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
6.05             Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
6.06             Lost, Destroyed or Stolen Certificates . . . . . . . . . . . . . . . . . . . . . . . .      17
6.07             Consideration for Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
6.08             Uncertificated Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
6.09             Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
6.10             Stock Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19

                                                   ARTICLE VII. INDEMNIFICATION

7.01             Indemnification for Successful Defense . . . . . . . . . . . . . . . . . . . . . . . .      19
7.02             Other Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
7.03             Written Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
7.04             Nonduplication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
7.05             Determination of Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . .      20
7.06             Advance Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
7.07             Nonexclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
7.08             Court-Ordered Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
7.09             Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
7.10             Securities Law Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
7.11             Liberal Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
7.12             Definitions Applicable to This Article . . . . . . . . . . . . . . . . . . . . . . . .      24





                                      (ii)

                                                        ARTICLE VIII.  SEAL


                                                      ARTICLE IX.  AMENDMENTS


9.01             By Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
9.02             By Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
9.03             Implied Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26

                                                      ARTICLE X.  FISCAL YEAR






                                     (iii)

                              ARTICLE I.  OFFICES

         1.01 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         1.02 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

                           ARTICLE II.  SHAREHOLDERS

         2.01             Annual Meeting.   The annual meeting of the
shareholders shall be held at the date and hour in each year set forth in
Section 0.01, or at such other time and date before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         2.02             Special Meeting.    Special meetings of the
shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board or a majority of the Board of Directors or by the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. If duly called, the Corporation shall communicate notice of a special meeting as set forth in Section 2.04.

         2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

         2.04 Notice of Meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Such notice stating the place, day and hour of the meeting and, in case of a special meeting, a description of each purpose for which the meeting is called, shall be communicated or sent not less than the number of days set forth in Section 0.02 (unless a longer period is required by the Wisconsin Business Corporation Law or the articles of incorporation) nor more than sixty days before the date of the meeting, by or at the direction of the Chairman of the Board or the Secretary, or other Officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice by the Corporation to its shareholders is effective when mailed and may be addressed to the shareholder's address shown in the Corporation's current record of shareholders. Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

         2.05 Closing of Stock Transfer Books or Fixing of Record Date. A "shareholder" of the Corporation shall mean the person in whose name shares are registered in the stock transfer books of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee
certificate on file with the Corporation.   Such nominee certificates, if any,
shall be reflected in the stock transfer books of the Corporation. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed
for at least ten days immediately preceding such meeting.   In lieu of closing
the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         2.06 Voting Record. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         2.07             Quorum.   Shares entitled to vote as a separate
voting group as defined in the Wisconsin Business Corporation Law may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Wisconsin Business Corporation Law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a qreater number of affirmative votes.

         "Voting group" means any of the following:

                 (a) All shares of one or more classes or series that under the articles of incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.

                 (b)      All shares that under the articles of
incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter.

         Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.08 Conduct of Meetings. The Chairman of the Board, or in the Chairman's absence, the Vice Chairman of the Board, or in the Vice Chairman's absence, the President, or in the President's absence, the Executive Vice President, or in the Executive Vice President's absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding Officer may appoint any other person to act as Secretary of the meeting.

         2.09             Proxies.   At all meetings of shareholders, a
shareholder entitled to vote may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. Such proxy appointment is effective when received by the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the appointment form of proxy, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form of proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

         2.10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited or denied by the articles of incorporation.

         2.11             Voting of Shares by Certain Holders.

                 (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. An appointment form of proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, or the designation of some other person by the Board of Directors or by the by-laws of such other corporation.

                 (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his or her incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. An appointment form of proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

                 (c)      Pledgees.   A shareholder whose shares are pledged
shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; provided, however, a pledgee shall be entitled to vote shares held of record by the pledgor if the Corporation receives acceptable evidence of the pledgee's authority to sign.

                 (d)      Treasury Stock and Subsidiaries.   Neither treasury
shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstandinq shares entitled to vote.

                 (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a
minor.   Shares held by a minor may be voted by a personal  representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status is presented and acceptable to the Corporation.

                 (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian. Shares held by an incompetent or spendthrift may be voted by a personal representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status is presented and acceptable to the Corporation.

                 (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial or authority of the individual present or signing the appointment form of proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

         2.12 Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice and the Corporation shall include copies of such waivers in its corporate records; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

         2.13             Unanimous Consent Without Meeting.   Any action
required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III.  BOARD OF DIRECTORS

         3.01 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the articles of incorporation. The number of Directors of the Corporation shall be as provided in Section 0.03, but shall be not less than nine (9) nor more than fifteen (15).

         The Board of Directors shall be divided into three (3) classes of not less than three (3) nor more than five (5) Directors each.  The term of office of the first class of Directors shall expire at the first annual meeting after their initial election and until their successors are elected and qualified, the term of office of the second class shall expire at the second annual meeting after their initial election and until their successors are elected and qualified, and the term of office of the third class shall expire at the third annual meeting after the initial election and until their
successors are elected and qualified.   At each annual meeting after the
initial classification of the Board of Directors, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting and until their successors are elected and qualified.

         3.02 Tenure and Qualifications. Each Director shall hold office until the next annual meeting of shareholders in the year in which such Director's term expires and until his successor shall have been elected, or until his prior death, resignation or removal for cause only. A Director may be removed from office for cause only by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares. A Director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

         3.03             Nominations for Election to the Board of Directors.
Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of Directors. Nominations, other than those made by or on behalf of the existing management of the

Corporation, shall be made in writing and shall be delivered or mailed to the Chairman of the Board, the Vice Chairman of the Board and/or the President of the Corporation, not less than 14 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 14 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chairman of the Board, the Vice Chairman of the Board and/or the President of the Corporation not later than the close of business on the fourth day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the nominating shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the name and residence address of the nominating shareholder; and (d) the number of shares of capital stock of the Corporation owned by the nominating shareholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, in his or her discretion, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

         3.04 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

         3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the
Vice Chairman of the Board, the Secretary or any two Directors.   The Chairman,
Vice Chairman, Secretary or Directors calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

         3.06 Notice; Waiver. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be communicated to each Director at his or her business address or telephone number or at such other address or telephone number as such Director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section 0.04. Written notice is effective at the earliest of the following:

         (i)     when received;

         (ii) five days after its deposit in the U.S. Mail, if mailed postpaid and correctly addressed; or

         (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

         Whenever any notice whatever is required to be given to any Director of the Corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice, and the Corporation shall retain copies of such waivers in its' corporate records. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assert to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these by-laws, a majority of the number of Directors as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present or participating (though less than such quorum) may adjourn the meeting from time to time without further notice.

         3.08             Manner of Acting.   If a quorum is present or
participating when a vote is taken, the affirmative vote of a majority of directors present or participating is the act of the Board of Directors or a committee of the Board of Directors, unless the Wisconsin Business Corporation Law or the articles of incorporation or these by-laws require the vote of a greater number of directors.

         3.09 Conduct of Meetings. Any Director chosen by the Directors present shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present or participating to act as Secretary of the meeting.

         3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a Director for cause by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof by the affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director.

         3.11             Compensation.    The Board of Directors, by
affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits of payments, to Directors, Officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, Officers and employees to the Corporation.

         3.12             Presumption of Assent.    A Director of the
Corporation who is present at or participates in a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         3.13 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors as provided in Section 0.03, may designate one or more committees, each committee to consist of two or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not do any of the following:
(a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders;
(c) fill vacancies on the Board of Directors or on any of its committees, unless the Board of Directors provides by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend articles of incorporation under
Section 180.1002 of the Wisconsin Business Corporation Law; (e) adopt, amend or repeal by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or the Vice Chairman of the Board or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

         3.14             Unanimous Consent Without Meeting.   Any action
required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office.

         3.15 Meetings By Telephone Or By Other Communication Technology. Meetings of the Board of Directors or committees may be conducted by telephone or by other communication technology in accordance with Section
180.0820 of the Wisconsin Business Corporation Law.

                              ARTICLE IV. OFFICERS

         4.01 Number. The principal Officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, an Executive Vice President, the number of Vice Presidents as provided in Section 0.05, a Secretary, and a Treasurer, each of whom shall be elected annually by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, and shall have such powers and perform such duties as may be assigned by the Board of Directors. The Board of Directors may authorize a duly appointed officer to appoint one or more officers or assistant officers. The same natural person may simultaneously hold more than one office in the Corporation, provided that such person holding any two or more offices may sign documents in only one capacity as an officer of the Corporation.

         4.02 Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

         4.03 Removal. Any Officer or agent may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         4.04             Vacancies.   A vacancy in any principal office because
of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

         4.05 Chairman of the Board. The Chairman of the Board shall perform such duties and have such responsibilities as may be determined from time to time by the Board of Directors or a committee of the Board of Directors created in accordance with Section 3.13 hereof.

         4.06 Vice Chairman of the Board. The Vice Chairman of the Board shall perform such duties and have such responsibilities as may be determined from time to time by the Board of Directors or a committee of the Board of Directors created in accordance with Section 3.13 hereof.

         4.07             President.   The President shall perform such duties
and have such responsibilities as may be determined from time to time by the Board of Directors or a committee of the Board of Directors created in accordance with Section 3.13 hereof.

         4.08 The Executive Vice President. The Executive Vice President shall assist the President in the discharge of supervisory, managerial and executive duties and functions. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or a committee of the Board of Directors created in accordance with
Section 3.13 hereof. The Board of Directors (or a committee thereof) may amend, limit or modify the Executive Vice President's duties described herein at any time for any reason.

         4.09             The Vice Presidents.   In the absence of the
Chairman, the Vice Chairman, the President and the Executive Vice President or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. A Vice President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Board of Directors or a committee of the Board of Directors created in accordance with Section 3.13 hereof. The Board of Directors (or a committee thereof) may amend, limit or modify the Vice President's duties described herein at any time for any reason.

         4.10 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chairman, the Vice Chairman, the President or the Board of Directors or a committee of the Board of Directors created in accordance with Section 3.13 hereof. The Board of Directors (or a committee thereof) may amend, limit or modify the Secretary's duties described herein at any time for any reason.

         4.11             The Treasurer.  The Treasurer shall:   (a) have charge
and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.05; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chairman, the Vice Chairman, the President, the Board of Directors or a committee of the Board of Directors
created in accordance with Section 3.13 hereof.   If required by the Board of
Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Board of Directors (or a committee thereof) may amend, limit or modify the Treasurer's duties described herein at any time for any reason.

         4.12 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman, the Vice Chairman, the President, the Board of Directors or a Committee of the Board of Directors created in accordance with Section 3.13 hereof.

         4.13 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in his or her stead, or to perform the duties of such Officer whenever for any reason it is impracticable for such Officer to act personally and such assistant or acting Officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or her is so appointed to be assistant, or as to which he or her is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         4.14 Salaries. The salaries of the principal Officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.


                 ARTICLE V.  CONFLICT OF INTEREST TRANSACTIONS,
         CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

         5.01 Conflict of Interest Transactions. A "conflict of interest" transaction means a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. The circumstances in which a Director of the Corporation has an indirect interest in a transaction include but are not limited to a transaction under any of the following circumstances: (1) another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or (2) another entity of which the Director is a director, officer or trustee is a party to the transaction and the transaction is or, because of its significance to the Corporation, should be considered by the Board of Directors of the Corporation. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any of the circumstances set forth in Section 180.0831 of the Wisconsin Business Corporation Law are true or occur.

         5.02 Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, Vice Chairman of the Board, President or Executive Vice President or one of the Vice Presidents and by the Secretary, or Assistant Secretary, the Treasurer or Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         5.03 Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.04 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the

Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.05             Deposits.   All funds of the Corporation not
otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

         5.06             Voting of Securities Owned by this Corporation.
Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board of this Corporation if he or she be present, or in the Chairman's absence, by the Vice Chairman of the Board, or in the Vice Chairman's absence, by the President, or in the President's absence, by the Executive Vice President, or in the Executive Vice President's absence, by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the Chairman of the Board, or in the Chairman's absence, the Vice Chairman of the Board, or in the Vice Chairman's absence, the President, or in the President's absence, the Executive Vice President, or in the Executive Vice President's absence, by any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chairman, the Vice Chairman, the President, the Executive Vice President, or one of the Vice Presidents of this Corporation in the order as provided in clause (a) of this Section, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

                         ARTICLE VI.  CERTIFICATES FOR
                           SHARES AND THEIR TRANSFER

         6.01             Certificates   for Shares.     Certificates
representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such Certificates shall be signed by the Chairman of the Board, the Vice Chairman of the Board or the President or by another Officer designated by the Chairman or the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

         6.02 Facsimile Signatures and Seal. The seal of the Corporation on any certificates for shares may be a facsimile. The signature of the Chairman, the Vice Chairman or the President or other authorized Officer upon a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

         6.03             Signature by Former Officers.   In case any
Officer, who has signed or whose facsimile signature has been placed upon, any certificate for shares, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer at the date of its issue.

         6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the shareholder of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

         6.05             Restrictions on Transfer.   The face or reverse side
of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

         6.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         6.07             Consideration for Shares.   The shares of the
Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable, except as provided by Section 180.0622 of the Wisconsin Business Corporation Law which may require further assessment for unpaid wages to employees under certain circumstances. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

         6.08             Uncertificated Shares.  In accordance with Section
180.0626 of the Wisconsin Business Corporation Law, the Board of Directors may issue any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates by Sections 180.0625 and 180.0627, if applicable, of the Wisconsin Business Corporation Law, and by the By-laws of the Corporation.

         The Corporation shall maintain at its offices, or at the office of its transfer agent, an original or duplicate stock transfer book containing the names and addresses of all shareholders and the number of shares held by each shareholder. If the shares are uncertificated, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Wisconsin.





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
         6.09 Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The same person or entity may be both a transfer agent and registrar.

         6.10 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                         ARTICLE VII.  INDEMNIFICATION

         7.01 Indemnification for Successful Defense. Within 20 days after receipt of a written request pursuant to Section 7.03, the Corporation shall indemnify a Director, Officer, Employee or Agent, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent of the Corporation.

         7.02 Other Indemnification. (a) In cases not included under Section 7.01, the Corporation shall indemnify a Director, Officer, Employee or Agent against all liabilities and expenses incurred by the Director, Officer, Employee or Agent in a proceeding to which the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent of the Corporation, unless liability was incurred because the Director, Officer, Employee or Agent breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

                 (1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer, Employee or Agent has a material conflict of interest.

                 (2) A violation of criminal law, unless the Director, Officer, Employee or Agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

                 (3) A transaction from which the Director, Officer, Employee or Agent derived an improper personal profit.

                 (4)      Willful misconduct.

         (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 7.05.

         (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director, Officer, Employee or Agent is not required under this Section.

         7.03 Written Request. A Director, Officer, Employee or Agent who seeks indemnification under Sections 7.01 or 7.02 shall make a written request to the Corporation.

         7.04             Nonduplication.    The Corporation shall not indemnify
a Director, Officer, Employee or Agent under Sections 7.01 or 7.02 if the Director, Officer, Employee or Agent has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director, Officer, Employee or Agent has no affirmative duty to look to any other person for indemnification nor to first exhaust his remedies to seek indemnification from such other person.

         7.05             Determination of Right to Indemnification.

         (a) Unless otherwise provided by the articles of incorporation or by written agreement between the Director, Officer, Employee or Agent and the Corporation, the Director, Officer, Employee or Agent seeking indemnification under Section 7.02 shall select one of the following means for determining his or her right to indemnification:

                 (1) By a majority vote of a quorum of the Board of Directors consisting of Directors not at the time parties to the same or related proceedings. If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more Directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

                 (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related proceedings.

                 (3) By a panel of three arbitrators consisting of one arbitrator selected by those Directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the Director or Officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

                 (4) By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

                 (5)      By a court under Section 7.08.

                 (6) By any other method provided for in any additional right to indemnification permitted under Section 7.07.

         (b) In any determination under (a), the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 7.02 should not be allowed.

         (c) A written determination as to a Director, Officer, Employee or Agent's indemnification under Section 7.02 shall be submitted to both the Corporation and the Director, Officer, Employee or Agent within 60 days of the selection made under (a).

         (d)     If it is determined that indemnification is required under
Section 7.02, the Corporation shall pay all liabilities and expenses not prohibited by Section 7.04 within 10 days after receipt of the written determination under (c). The Corporation shall also pay all expenses incurred by the Director, Officer, Employee or Agent, in the determination process under
(a).


         7.06 Advance Expenses. Within 10 days after receipt of a written request by a Director, Officer, Employee or Agent who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director, Officer, Employee or Agent provides the Corporation with all of the following:

                 (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

                 (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined under Section 7.05 that indemnification under Section 7.02 is not required and that indemnification is not ordered by a court under Section 7.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the Director, Officer, Employee or Agent, and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

         7.07 Nonexclusivity. (a) Except as provided in (b), Sections 7.01, 7.02 and 7.06 do not preclude any additional right to indemnification or allowance of expenses that a Director, Officer, Employee or Agent may have under any of the following:

                 (1)      The articles of incorporation.

                 (2) A written agreement between the Director, Officer, Employee or Agent, and the Corporation.

                 (3)      A resolution of the Board of Directors.

                 (4) A resolution, after notice, adopted by a majority vote of all of the Corporation's voting shares then issued and outstanding.

         (b) Regardless of the existence of an additional right under (a), the Corporation shall not indemnify a Director, Officer, Employee or Agent, or permit a Director, Officer, Employee or Agent to retain any allowance of expenses, unless it is determined by or on behalf of the Corporation that the Director, Officer, Employee or Agent did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 7.02(a)(1), (2), (3) or (4). A Director, Officer, Employee or Agent who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

         (c) Sections 7.01 to 7.12 do not affect the Corporation's power to pay or reimburse expenses incurred by a Director, Officer, Employee or Agent in any of the following circumstances.

                 (1) As a witness in a proceeding to which he or she is not a party.

                 (2) As a plaintiff or petitioner in a proceeding because he or she is or was a Director, Officer, Employee or Agent of the Corporation.

         7.08             Court-Ordered Indemnification.   (a)   Except as
provided otherwise by written agreement between the Director, Officer, Employee or Agent and the Corporation, a Director, Officer, Employee or Agent who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under Section 7.05(a)(5) or for review by the court of an adverse determination under Section 7.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

         (b) The court shall order indemnification if it determines any of the following:

                 (1) That the Director, Officer, Employee or Agent is entitled to indemnification under Sections 7.01 or 7.02.

                 (2) That the Director, Officer, Employee or Agent is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 7.02.

         (c) If the court determines under (b) that the Director, Officer, Employee or Agent is entitled to indemnification, the Corporation shall pay the Director, Officer, Employee or Agent's expenses incurred to obtain the court-ordered indemnification.

         7.09             Insurance.   The Corporation may purchase and
maintain insurance on behalf of an individual who is a Director, Officer, Employee or Agent of the Corporation against liability asserted against or incurred by the individual in his or her capacity as a Director, Officer, Employee or Agent, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 7.01, 7.02, or 7.06.

         7.10 Securities Law Claims. (a) Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 7.01 to 7.09.

         (b) Sections 7.01 to 7.09 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

         7.11 Liberal Construction. In order for the corporation to obtain and retain qualified Directors, Officers, Employees and Agents, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers, Employees or Agents and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

         7.12             Definitions Applicable to This Article.

         (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

         (b) "Corporation" means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

         (c) "Director, Officer, Employee or Agent" means any of the following:

                 (1) A natural person who is or was a director, officer, employee or agent (including attorneys) of this Corporation; provided, however, that no attorney of the Corporation shall be considered an agent with respect to those actions taken by such attorney solely in his capacity as an independent contractor to the Corporation.

                 (2) A natural person who, while a director, officer, employee or agent, of this Corporation, is or was serving at the Corporation's request as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee, of another Corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                 (3) A natural person who, while a director, officer, employee or agent of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

                 (4) Unless the context requires otherwise, the estate or personal representative of a Director, Officer, Employee or Agent.

For purposes of this Article, it shall be conclusively presumed that any Director, Officer, Employee or Agent serving as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee of an Affiliate shall be so serving at the request of the Corporation.

         (d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

         (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

         (f) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

         (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.


                              ARTICLE VIII.  SEAL


         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

                            ARTICLE IX.  AMENDMENTS

         9.01. By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.

         9.02. By Directors. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at or participating in any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

         9.03.            Implied  Amendments.    Any  action  taken  or
authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


                            ARTICLE X.  FISCAL YEAR


         The fiscal year of the Corporation shall be as provided in Section
0.06.





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